Exhibit 5.3

Cleary Gottlieb Steen & Hamilton llp	MARK A. WALKER	SETH GROSSHANDLER	SANDRA L. FLOW
	LESLIE B. SAMUELS	WILLIAM A. GROLL	FRANCISCO L. CESTERO
ONE LIBERTY PLAZA	ALLAN G. SPERLING	JANET L. FISHER	DANA G. FLEISCHMAN
	MAX GITTER	DAVID L. SUGERMAN	FRANCESCA L. ODELL
NEW YORK, NY 10006-1470	EVAN A. DAVIS	HOWARD S. ZELBO	SANG JIN HAN
	LAURENT ALPERT	DAVID E. BRODSKY	WILLIAM L. MCRAE
(212) 225-2OOO	VICTOR I. LEWKOW	ARTHUR H. KOHN	JASON FACTOR
	LESLIE N. SILVERMAN	ANA DEMEL	MARGARET S. PEPONIS
FACSIMILE (212) 225-3999	ROBERT L. TORTORIELLO	RAYMOND B. CHECK	LISA M. SCHWEITZER
	A. RICHARD SUSKO	RICHARD J. COOPER	KRISTOFER W. HESS
WWW.CLEARYGOTTLIEB.COM	LEE C. BUCHHEIT	JEFFREY S. LEWIS	JUAN G. GIRALDEZ
	JAMES M. PEASLEE	PAUL J. SHIM	DUANE MCLAUGHLIN
	ALAN L. BELLER	YVETTE P. TEOFAN	BREON S. PEACE
	THOMAS J. MOLONEY	STEVEN L. WILNER	CHANTAL E. KORDULA
	JONATHAN I. BLACKMAN	ERIKA W. NIJENHUIS	BENET J. O’REILLY
washington, dc • paris • brussels	WILLIAM F. GORIN	LINDSEE P. GRANFIELD	RESIDENT PARTNERS
london • moscow • frankfurt • cologne	MICHAEL L. RYAN	DAVID C. LOPEZ
rome • milan • hong kong • beijing	ROBERT P. DAVIS	CARMEN A. CORRALES	SANDRA M. ROCKS
	YARON Z. REICH	JAMES L. BROMLEY	ELLEN M. CREEDE
	RICHARD S. LINCER	PAUL E. GLOTZER	S. DOUGLAS BORISKY
	JAIME A. EL KOURY	MICHAEL A. GERSTENZANG	JUDITH KASSEL
	STEVEN G. HOROWITZ	LEWIS J. LIMAN	DAVID E. WEBB
	ANDREA G. PODOLSKY	NEIL G. WHORISKEY	PENELOPE L. CHRISTOPHOROU
	JAMES A. DUNCAN	JORGE U. JUANTORENA	BOAZ S. MORAG
	STEVEN M. LOEB	MICHAEL D. WEINBERGER	MARY E. ALCOCK
	DANIEL S. STERNBERG	DAVID LEINWAND	GABRIEL J. MESA
	DONALD A. STERN	JEFFREY A. ROSENTHAL	DAVID H. HERRINGTON
	CRAIG B. BROD	ETHAN A. KLINGSBERG	MARK A. ADAMS
	WANDA J. OLSON	MICHAEL D. DAYAN	HEIDE H. ILGENFRITZ
	MITCHELL A. LOWENTHAL	CARMINE D. BOCCUZZI. JR.	DAVID S. BERG
	DEBORAH M. BUELL	JEFFREY D. KARPF	KATHLEEN M. EMBERGER
	EDWARD J. ROSEN	KIMBERLY BROWN BLACKLOW	NANCY I. RUSKIN
	LAWRENCE B. FRIEDMAN	ROBERT J. RAYMOND	WALLACE L. LARSON. JR.
	NICOLAS GRABAR	DAVID I. GOTTLIEB	JAMES D. SMALL
	CHRISTOPHER E. AUSTIN	LEONARD C. JACOBY	AVRAM E. LUFT
RESIDENT COUNSEL
July 9, 2009
Petróleo Brasileiro S.A.—Petrobras
Avenida República do Chile, 65
20035-900 Rio de Janeiro — RJ
Brazil
Petrobras International Finance Company
Anderson Square Building, P.O. Box 714
George Town, Grand Cayman
Cayman Islands, B.W.I.
Ladies and Gentlemen:
          We have acted as special United States counsel to Petróleo Brasileiro S.A. — Petrobras, a Brazilian corporation (sociedade de economia mista) (“Petrobras”), and Petrobras International Finance Company, a Cayman Islands company (“PifCo”, and together with Petrobras, the “Companies”), in connection with PifCo’s offering pursuant to a registration statement on Form F-3 (No 333-139459-01) (the “Registration Statement”) of U.S.$1,250,000,000 aggregate principal amount of PifCo’s 7.875% Global Notes due 2019 (the “Notes”). The Notes constitute a further issuance of PifCo’s outstanding 7.875% Global Notes due 2019, and they are to be issued under the Indenture dated as of December 15, 2006 among PifCo and The Bank of New York Mellon (formerly The Bank of New York), a New York banking corporation, as trustee (the “Original Indenture”), as supplemented by the Amended and Restated Second Supplemental Indenture thereto dated as of July 9, 2009 (the “Amended and Restated Second Supplemental Indenture,” and the Original Indenture as supplemented by the Amended and Restated Second Supplemental Indenture, the “Indenture”) among PifCo, Petrobras and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”). The Notes will have the benefit of an Amended and Restated Guaranty, dated as of July 9, 2009 (the “Guaranty”), between Petrobras and the Trustee.

Petróleo Brasileiro S.A. — Petrobras
Petrobras International Finance Company

          In arriving at the opinions expressed below, we have reviewed the following documents:
(a)	an executed copy of the Original Indenture;

(b)	a form of the Amended and Restated Second Supplemental Indenture, including forms of the global certificates representing the Notes as executed by PifCo (the “Global Notes”); and

(c)	a form of the Guaranty.
          In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the Amended and Restated Second Supplemental Indenture, the Global Notes, and the Guaranty have been executed and delivered by PifCo and Petrobras, as applicable, in the forms thereof that we have examined and the Global Notes have been duly authenticated in accordance with the terms of the Indenture, the Notes will be valid, binding and enforceable obligations of PifCo, entitled to the benefits of the Indenture, and the Guaranty will be a valid, binding and enforceable obligation of Petrobras.
          Insofar as the foregoing opinion relate to the validity, binding effect or enforceability of any agreement or obligation of PifCo or Petrobras, (a) we have assumed that PifCo and Petrobras and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to PifCo and Petrobras regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience are normally applicable to general business entities in relation to the transactions of the type contemplated in the Indenture, the Notes and the Guaranty), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.
          We express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to the Indenture, the Guaranty or the Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

Petróleo Brasileiro S.A. — Petrobras
Petrobras International Finance Company

          In addition, we note that (a) the enforceability in the United States of the waiver by each of PifCo and Petrobras of its immunities from court jurisdiction and from legal process, as set forth in the Indenture or the Guaranty, as the case may be, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, and (b) the designation in Section 1.15 of the Indenture or Section 15(b) of the Guaranty of the U.S. federal courts sitting in the Borough of Manhattan, City of New York as the venue for actions or proceedings relating to the Indenture, the Notes and the Guaranty is (notwithstanding the waiver in Section 1.15 of the Indenture and Section 15(d) of the Guaranty) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.
          The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement, and in the prospectus supplement related to the offering of the Notes, under the heading “Legal Matters” as counsel for PifCo and Petrobras who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By	/s/ Francesca L. Odell
Francesca L. Odell, a Partner